UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 16, 2006 (November 13, 2006)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 13, 2006, Introgen Therapeutics, Inc. (the “Company”) entered into a patent and technology license agreement (the “Agreement”) with The University of Texas M. D. Anderson Cancer Center (“M. D. Anderson”) and the Board of Regents of The University of Texas System (the “Board of Regents”) under which the Company obtained from the Board of Regents a royalty-bearing, exclusive, worldwide license to commercialize a portfolio of patents, a patent application, and, among other things, any derivations thereof (collectively, the “Licensed Technology”) pertaining to the delivery of biologically active proteins, polypeptides and peptides to targeted cells via novel nanoparticle delivery complexes. Until such time as the Licensed Technology expires or is revoked or invalidated, or the Agreement is earlier terminated in accordance with its terms, the Company has certain rights to, among other things, exploit the Licensed Technology.
     In consideration of the rights granted by the Board of Regents, the Company agreed to reimburse certain of M. D. Anderson’s expenses relating to the Licensed Technology and pay M. D. Anderson certain license fees and royalties on sales of products utilizing the Licensed Technology. Additionally, M. D. Anderson and the Board of Regents retain certain rights to publish research related to, and use for certain non-commercial purposes, the Licensed Technology.
     The Company sponsors research conducted at M. D. Anderson to further the development of technologies that have potential commercial viability. Through these sponsored research agreements, the Company has access to M. D. Anderson’s resources and expertise for the development of the Company’s technologies and has the option to license future technologies from M. D. Anderson and the Board of Regents. The Company is also party to other agreements with M. D. Anderson and the Board of Regents to commercialize products based on technologies licensed to the Company. The Board of Regents owns stock in the Company.
     On November 16, 2006, the Company issued a press release announcing that it had obtained the exclusive license to the portfolio of patents discussed above. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: November 16, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 16, 2006.